Exhibit 99.1

United Online to Complete Tax-Free Spin Off of FTD on November 1, 2013

WOODLAND HILLS, Calif.—(BUSINESS WIRE)— October 1, 2013—United Online, Inc. (Nasdaq: UNTD) today announced that the U.S. Securities and Exchange Commission has declared the FTD Companies, Inc. (“FTD”) Registration Statement on Form 10 effective and that United Online’s board of directors has approved the separation of FTD from United Online through a tax-free dividend involving the distribution of all FTD common stock held by United Online to United Online’s stockholders on November 1, 2013.  United Online’s board of directors also determined to implement the previously announced one-for-seven reverse stock split of shares of United Online common stock immediately prior to the spin off of FTD.  As a result, the following will occur:

•                  FTD common stock will be distributed at 12:01 a.m. Eastern Daylight Time (“EDT”) on November 1, 2013 to United Online stockholders of record as of the close of business on October 10, 2013.

•                  United Online stockholders will receive one share of FTD common stock for every five shares of United Online common stock they hold on the record date (prior to giving effect to the reverse stock split of United Online shares).

•                  United Online will effect a one-for-seven reverse stock split of United Online common stock, which will become effective at 11:59 p.m. EDT on October 31, 2013.

Following completion of the spin off, FTD will be an independent, publicly-traded company on the NASDAQ stock exchange, called FTD Companies, Inc., utilizing the symbol:  “FTD”.  The FTD Companies business will consist of both the domestic and international operations of United Online’s FTD segment and include the highly-recognized FTD® and Interflora® brands, both supported by the Mercury Man logo that is displayed in approximately 40,000 floral shops worldwide.  United Online will continue to operate the businesses of the company’s Content & Media and Communications segments, supported by the Classmates®, StayFriends™, MyPoints®, NetZero®, and Juno® brands.

“The previously-announced spin off of FTD already has unlocked significant value for the benefit of our stockholders, and we continue to believe that the spin off will add operational and strategic flexibility for both FTD and United Online and better position the companies to capitalize on their well-recognized brands, while further enhancing stockholder value,” said Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online.  “We expect FTD to realize the benefits of being a pure-play, publicly-traded international premier floral and gifts products and services company and to continue to capitalize on the significant improvements we have made to the business over the past five years.  We are excited about FTD’s future as an independent, publicly-traded company and are very grateful to the team at United Online for the guidance and support they have provided since the acquisition of FTD by United Online in August 2008,” said Robert S. Apatoff, President of FTD.

Reverse Stock Split of United Online Shares of Common Stock

As stated above, immediately prior to the distribution, United Online will effect a one-for-seven reverse stock split of United Online common stock.  United Online common stock will trade on a post-reverse stock split basis when the NASDAQ stock market opens on November 1, 2013.  As a result of this action, every seven shares of United Online common stock will be converted into one share of United Online common stock.  United Online’s stockholders had previously authorized United Online’s board of directors to implement the reverse stock split at the September 5, 2013 special meeting of stockholders.

United Online stockholders will not receive fractional shares in connection with the reverse stock split.  Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time of the reverse stock split at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share.  Stockholders will receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

Distribution of FTD Shares to United Online Stockholders

As stated above, United Online stockholders of record as of the close of business on October 10, 2013, the record date for the distribution, will receive one share of FTD common stock for every five shares of United Online common stock they hold on the record date.  For example, for every 35 shares of United Online common stock that a United Online stockholder holds on the October 10, 2013 record date, such stockholder would hold 7 shares of FTD common stock and 5 shares of United Online common stock immediately following the distribution and reverse stock split.

No action is required by United Online stockholders to receive the shares of FTD common stock in the distribution.  An information statement containing details of the spin off and important information about FTD will be mailed to United Online stockholders on or about October 4, 2013.  Stockholders who hold United Online common stock on the record date will receive a book-entry account statement reflecting their ownership of FTD common stock or their brokerage account will be credited with the FTD shares.

Fractional shares of FTD common stock will not be distributed to United Online stockholders.  Instead, the fractional shares of FTD common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in the form of cash payments to United Online stockholders who would otherwise hold FTD fractional shares.

United Online has received a favorable tax ruling from the U.S. Internal Revenue Service approving the tax-free status of the spin off, and expects to receive an opinion of counsel on the distribution date, November 1, 2013, that the distribution of FTD common stock to United Online stockholders qualifies as a tax-free distribution for U.S. Federal income tax purposes, except with respect to cash received in lieu of fractional shares. Non-U.S. stockholders may be subject to tax on the distribution in jurisdictions other than the U.S. United Online stockholders are urged to consult their tax advisors regarding the particular consequences of the distribution in their situation, including the applicability and effect of any U.S. Federal, state, local, and foreign tax laws.

Trading of United Online and FTD Common Stock

Beginning on or shortly before the October 10, 2013 record date and continuing up to the distribution date of November 1, 2013, United Online expects that its common stock will trade in two markets on NASDAQ:  a “regular-way” market and an “ex-distribution” market.  A stockholder of record of shares of United Online common stock as of the record date may choose to sell those shares in the “regular-way” market after the close of business on the record date and up to the distribution date, in which case the stockholder will also be selling the right to receive shares of FTD common stock in the distribution.  Shares of United Online common stock that trade on the “regular-way” market will trade under the ticker symbol “UNTD.”  However, a stockholder of record of shares of United Online common stock as of the record date may also choose to sell those shares in the “ex-distribution” market after the close of business on the record date and up to the distribution date, in which case the stockholder will still receive the shares of FTD common stock that the stockholder would be entitled to receive in the distribution because of the stockholder’s ownership of United Online common stock.  Shares of United Online common stock that trade on the “ex-distribution” market will trade under the ticker symbol “UNTDV.”

FTD common stock is expected to begin trading on a “when-issued” basis on NASDAQ under the ticker symbol “FTDDV” on or shortly before the record date of October 10, 2013.  Beginning on the distribution date of November 1, 2013, any “when-issued” trading with respect to FTD common stock will end, and “regular-way” trading will begin under the ticker symbol “FTD.”  Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling United Online or FTD common stock prior to the distribution date.

The completion of the FTD distribution is subject to the satisfaction or waiver of a number of conditions, including the Registration Statement on Form 10 for the FTD common stock being declared effective by the Securities and Exchange Commission, the FTD common stock being authorized for listing on NASDAQ and certain other conditions described in the Information Statement included in the Form 10 and in the agreements filed as exhibits to the Form 10.  The condition relating to the authorization of the FTD common stock for listing on NASDAQ has been satisfied, and the Securities and Exchange Commission declared the Form 10 effective today.  United Online and FTD expect all other conditions to the FTD distribution to be satisfied on or before the distribution date.

Post-Separation Dividend Policies of United Online and FTD

Following the separation, FTD currently intends to retain future earnings, if any, to reinvest in the growth of its businesses and to make interest payments on or pay down its debt, fund potential acquisitions and potentially repurchase its common stock. As a result, FTD does not currently expect to pay any cash dividends.

United Online currently expects to pay a dividend of $0.15 per share in the fourth quarter of 2013 (after taking into account the one-for-seven reverse stock split).  Declaration and payment of such dividend and future dividends will be at the discretion of the board of directors of United Online and will depend on, among other things, United Online’s results of operations, cash flow, cash requirements, investment opportunities, financial condition, contractual and regulatory restrictions, and other factors that United Online’s board of directors may deem relevant. Additionally, the board of directors of United Online has extended the company’s previously-approved $80,000,000 stock repurchase program through December 31, 2014.

About United Online®

United Online, Inc. (Nasdaq: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where their respective brands have attracted a large online audience that includes more than 100 million registered accounts worldwide. United Online’s FTD segment provides floral-related products and services (FTD, Interflora, Flying Flowers, and Flowers Direct) for consumers and retail florists, as well as other retail locations offering floral and related products and services. United Online’s Content & Media segment provides online nostalgia products and services (Classmates and StayFriends) and online loyalty marketing (MyPoints). Its primary Communications segment service is Internet access (NetZero and Juno), including 4G mobile broadband (NetZero Wireless).

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable federal securities laws.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions.  We can give no assurance that any future results or events discussed in these statements will be achieved.  Any forward looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release.  Such forward-looking statements include, but are not limited to statements about the separation of United Online into two independent, publicly-traded companies; the terms, timing and effect of the separation on United Online, its stockholders, customers and employees; the capitalization of United Online and FTD; the future operational, strategic and financial flexibility of United Online and FTD; other possible results of the distribution and reverse stock split; and the post-separation dividend policies of United Online and FTD.  Many of these risks and uncertainties are based on factors that cannot be controlled by United Online and include, but are not limited to (1) market conditions in general and those applicable to the distribution and reverse stock split; (2) factors affecting the expected timeline for completing our separation into two public companies; (3) the effect our separation and the reverse stock split may have on United Online’s stock price; (4) the risk that the anticipated benefits from the distribution and reverse stock split may not be fully realized or may take longer to realize than expected; (5) tax and regulatory matters; and (6) changes in economic, competitive, strategic, technological, regulatory or other factors that affect the operation of United Online’s businesses.  A detailed description of other risks and uncertainties affecting United Online is contained in Item 1A of United Online’s 2012 Annual Report on Form 10-K filed with the SEC on March 4, 2013, in Item 1A of FTD’s Registration Statement on Form 10, as amended, initially filed with the SEC on April 30, 2013, in Item 1A of United Online’s Quarterly Reports on Form 10-Q, and in its other filings with the SEC.  These filings are available for free on the SEC’s website at www.sec.gov, and United Online’s filings are also available for free on the company’s website at www.unitedonline.com.  United Online undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Source: United Online, Inc.

United Online, Inc.

Investors:

David Bigelow, 818-287-3560

dbigelow@corp.untd.com

or

Press:

Scott Matulis, 818-287-3388

pr@untd.com